UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2026

BRISTOL-MYERS SQUIBB COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-01136	22-0790350
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

Route 206 & Province Line Road, Princeton, New Jersey 08543
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 252-4621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BMY	New York Stock Exchange
1.750% Notes due 2035	BMY35	New York Stock Exchange
Celgene Contingent Value Rights	CELG RT	New York Stock Exchange
2.973% Notes due 2030	BMY/30	New York Stock Exchange
3.363% Notes due 2033	BMY/33	New York Stock Exchange
3.857% Notes due 2038	BMY/38	New York Stock Exchange
4.289% Notes due 2045	BMY/45	New York Stock Exchange
4.581% Notes due 2055	BMY/55	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On January 12, 2026, Bristol-Myers Squibb Company (the “Company”) posted an investor presentation to its website at: www.bms.com/investors/events-and-presentations.html. A copy of the investor presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities thereof, nor shall it be incorporated by reference into any filing by the Company under the Exchange Act or under the Securities Act of 1933, as amended, whether made before or after the date hereof regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Investor presentation of Bristol-Myers Squibb Company dated January 12, 2026.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: January 12, 2026	By:	/s/Amy Fallone
	Name:	Amy Fallone
	Title:	Senior Vice President and Corporate Secretary